Exhibit 99.1


                               FIRST AMENDMENT TO

                          AGREEMENT AND PLAN OF MERGER

           This First Amendment (this "Amendment") to the Agreement and Plan of Merger, dated as of August 23, 1997 (the "Merger Agreement"), by and among Cardinal Health, Inc., an Ohio corporation ("Cardinal"), Bruin Merger Corp., a New Jersey corporation and a wholly owned subsidiary of Cardinal ("Subcorp"), and Bergen Brunswig Corporation, a New Jersey corporation ("Bergen"), is made as of March 16, 1998.

                                R E C I T A L S:

           WHEREAS, Cardinal, Subcorp and Bergen are parties to the Merger Agreement, providing for the merger of Subcorp with and into Bergen, with Bergen as the surviving corporation (the "Merger"); and

           WHEREAS, the parties desire to amend the Merger Agreement as set forth herein:

                               A G R E E M E N T:

           NOW, THEREFORE, in consideration of the foregoing premises, the terms, conditions and other covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Definitions. As used in the Merger Agreement, (a) the term "Agreement" shall mean the initial Merger Agreement among the parties hereto, dated as of August 23, 1997, and any and all amendments thereto entered into on or prior to the date hereof, and (b) terms defined in the Merger Agreement and used herein shall have the meanings given to them in the Merger Agreement.

            2. Amendment to Section 5.2(c)(iv). Section 5.2(c)(iv) of the Merger Agreement is hereby amended by (i) deleting the phrase "Section 6.1(b) to be satisfied" and substituting therefor the phrase "Cardinal and Bergen to prevail in any litigation involving an HSR Authority" and (ii) deleting the date "April 30, 1998" therein and substituting therefor the date "June 30, 1998."

            3. Amendment to Section 5.3(c)(v). Section 5.3(c)(v) of the Merger Agreement is hereby amended by (i) deleting the phrase "Section 6.1(b) to be satisfied" and substituting therefor the phrase "Cardinal and Bergen to prevail in any litigation involving an HSR Authority" and (ii) deleting the date "April 30, 1998" therein and substituting therefor the date "June 30, 1998."

            4. Amendment to Section 7.1(c). Section 7.1(c) of the Merger Agreement is hereby amended by deleting the reference to "April 30, 1998" therein and substituting therefor "June 30, 1998."

            5. Waiver of Termination Right pursuant to Section 7.1(l). Neither Cardinal nor Bergen shall be able to exercise their right to terminate the Merger Agreement pursuant to Section 7.1(l) and such right to terminate shall have been deemed to have been waived by each of the parties hereto upon execution of this Amendment.

            6. New Termination Right upon Entry of Preliminary Injunction.
Section 7.1(l) of the Merger Agreement is hereby amended by deleting the period at the end of such subsection and substituting therefor "; or" and a new Section 7.1(m) shall be added immediately following Section 7.1(l) and immediately prior to Section 7.2, which new Section 7.1(m) shall provide as follows:

                 (m) by Cardinal or Bergen on one business day's prior notice (which notice must be received no later than 5:00 pm (New York time) to be effective the following business day), following the entry of a preliminary injunction by a federal district court in litigation brought by an HSR Authority (but not as a result of a temporary restraining order or a stay), which injunction enjoins Cardinal or Bergen from consummating the Merger.

            7. Expense Reimbursement. Section 7.2 of the Merger Agreement is hereby amended by adding a new Section 7.2 (c) immediately following Section 7.2(b) and immediately prior to Section 7.3, which new Section 7.2(c) shall provide as follows:

                 (c) Cardinal agrees that in the event of termination of this Agreement pursuant to (x) Section 7.1 (a), Section 7.1(b) or Section 7.1(c), in each case following the entry of a preliminary injunction by a federal district court in litigation brought by an HSR Authority (but not in the context of a temporary restraining order or a stay), which injunction enjoins Cardinal or Bergen from consummating the Merger, or (y)
      Section 7.1(m), then Cardinal shall pay Bergen $7 million in reimbursement of Bergen's expenses in connection with the proposed Merger within five business days following the date of any such termination.

            8. No Other Amendments. Except as expressly amended, modified and supplemented in this Amendment, the parties hereto acknowledge that the Merger Agreement shall remain binding upon them and that all provisions of the Merger Agreement are and shall remain in full force and effect. Except as expressly provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy by the parties hereto, nor shall it constitute a waiver of any provision in the Merger Agreement.

            9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

           IN WITNESS WHEREOF, Cardinal, Subcorp and Bergen have signed this Amendment as of the date first written above.


                                  CARDINAL HEALTH, INC.



                                  By:    /s/ Robert D. Walter
                                  Name:  Robert D. Walter
                                  Title: Chairman and Chief Executive Officer


                                  BRUIN MERGER CORP.


                                  By:    /s/ Robert D. Walter
                                  Name:  Robert D. Walter
                                  Title: Chairman



                                  BERGEN BRUNSWIG CORPORPORATION


                                  By:    /s/ Donald R. Roden
                                  Name:  Donald R. Roden
                                  Title: Chief Executive Officer












                                      -3-